UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2023 (June 22, 2023)

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On April 17, 2023, Nektar Therapeutics (the “Company”) announced that Jillian Thomsen will step down as the Chief Financial Officer of the Company effective as of April 17, 2023 (the “Notice Date”). On June 19, 2023, the Company and Ms. Thomsen entered into an Employment Separation and Release Agreement (the “Agreement”) in connection with the termination of Ms. Thomsen’s employment with the Company as of June 16, 2023 (the “Separation Date”).

Pursuant to the Agreement, during the transition period (the “Transition Period”) from the Notice Date through the Separation Date, Ms. Thomsen continued to serve as an employee of the Company, and the Company continued to pay Ms. Thomsen’s current base salary for the term of the Transition Period in accordance with the usual payroll practices of the Company and subject to the same rights, benefits, equity, salary, and vesting of equity awards, under any employee benefit or compensation plan or program sponsored by the Company or any of its parent, subsidiary or affiliated entities that Ms. Thomsen was eligible for immediately prior to the Notice Date.

Subject to the terms of the Agreement, the Company will (i) pay Ms. Thomsen a lump sum severance payment of $880,000, subject to applicable withholdings and standard deductions, (ii) if Ms. Thomsen timely elects COBRA coverage, pay for the premiums for her group medical, dental, employee assistance program and vision plan COBRA coverage from through June 30, 2024 or until Ms. Thomsen becomes eligible for similar group coverage from another employer, if earlier, (iii) pay for certain career transition services, (iv) provide for certain information technology equipment benefits and (v) waive repayment of any negative paid time off balance that existed as of the Separation Date.

The Agreement also contains standard terms and conditions for arrangements of such type, including a release of claims provision.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions and agreements contained in the Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEKTAR THERAPEUTICS

Date:	June 22, 2023	By:	/s/ Mark A. Wilson
Mark A. Wilson
Chief Legal Counsel and Secretary